UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2005

AMERICAN STATES WATER COMPANY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	001-14431 (Commission File Number)	95-4676679 (I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California (Address of principal executive offices)	91773 (Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8-Other Events

Item  8.01.  Other Events

On July 22, 2005, American States Water Company announced that the California Public Utilities Commission has authorized its Southern California Water Company subsidiary to collect the balance of a litigation memorandum account established to track costs incurred in prosecuting lawsuits against Aerojet General Corporation in the amount of approximately $21.3 million, through a rate surcharge, which will continue for no longer than 20 years. As a result of this final decision authorizing the recovery of approximately $21.3 million in the memorandum account, the Company, among other things, will adjust the regulatory asset to include these carrying costs and record a corresponding gain in its results of operations during the third quarter 2005. A copy of the press release is attached hereto as Exhibit 9.01.

This Form 8-K and the attached exhibit are filed with the Securities and Exchange Commission.

Section  9-Financial Statements and Exhibits

Item  9.01.  Financial Statements and Exhibits

Exhibit No.	Description
9.01	Press Release; American States Water Company Announces Approval by CPUC of a Litigation Memorandum Account

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
Date: July 21, 2005	/s/ Robert J. Sprowls
Robert J. Sprowls, Sr.
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary